SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-K



                          CURRENT REPORT
             Pursuant to Section 13 or 15 (d) of
             The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported):

                         September 16, 1998



                 FIRST FINANCIAL CORPORATION
    (Exact name of registrant as specified in its charter)



     Indiana                 0-16759                 35-1546989
(State of Incorporation) Commission File Number    IRS Employer
                                                   Identification
                                                    Number


      One First Financial Plaza, Terre Haute, Indiana 47807
             (Address of Principal Executive Offices)



                          812-238-6000
                (Registrant's Telephone Number)

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Item 5.   Other Events.

           See the Press Release attached as Exhibit 28.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibit.

    (c)    Exhibits

           28. Press Release issued by the Registrant on September 16, 1998.

                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  FIRST FINANCIAL CORPORATION



DATED: September 16, 1998         BY:     (Signature)
                                  Donald E. Smith, President

September 16, 1998
Contact: John W. Perry
Telephone: 812-238-6000
FOR IMMEDIATE RELEASE


              FIRST FINANCIAL CORPORATION ANNOUNCES
                    Repurchase of Stock



     Terre Haute, Indiana --September 16, 1998--First Financial Corporation (NASDAQ: THFF), an Indiana corporation, announced today that the Board of Directors have approved the repurchase, from time to time, on the open market of up to $10,000,0000 of the company s outstanding shares of common stock. Such purchases will be made subject to market conditions in open market or block transactions at prices deemed appropriate by management.

     According to Donald E. Smith, Chairman of the Board, the Board of Directors believe the repurchase programs is in the best interest of the company and its shareholders. The open market purchases will have the effect of enhancing the book value per share and the potential for growth in earnings per share of the company s remaining outstanding shares.

     As of June 30, 1998, the company has consolidated total assets of $1.73 billion and shareholders equity of $175.2 million.



es

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